UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers.

Appointment of Principal Financial Officer.

On January 7, 2009, the Board of Directors (“Board”) of Barnes Group Inc. (the "Company") elected Mr. Christopher J. Stephens, 44, to the position of Senior Vice President, Finance and Chief Financial Officer, effective January 12, 2009. Prior to Mr. Stephen’s joining the Company, he served as President of the Consumer Products Group of Honeywell International from 2007 to 2008 and as Vice President and Chief Financial Officer of Honeywell Transportation Systems Group, from 2003 to 2007. Prior to 2003 he held positions of increasing responsibility with the Boeing Company, Hughes Electronics, and Allied Signal.

Mr. Stephens received a sign-on bonus of $50,000 and will have an initial annual salary of $405,000. The sign-on bonus must be repaid if Mr. Stephens voluntarily leaves the Company within one year. He will receive an annual allowance of $20,000 for costs associated with car, car expenses, any club memberships, cell phones and PDAs. He will participate in the Company’s Performance-Linked Bonus Plan for Selected Executive Officers, with a target incentive for 2009 of 50% of salary and a maximum payout for 2009 of 150% of salary, based on corporate results (15% revenues and 85% earnings per share). At its next regular meeting the Compensation and Management Development Committee of the Board will consider recommendations for long-term equity incentive awards to be granted to Mr. Stephens.

In connection with his hiring, the Board of Directors also authorized a severance (change in control) agreement with Mr. Stephens on substantially the same terms generally entered into between the Company and its executive officers.

Mr. Stephens will participate in all other benefit plans and perquisites which the Company makes available to its senior executives from time to time, on a basis commensurate with his position, including retirement benefits to be provided under the Company’s Salaried Retirement Income Plan, the Retirement Benefits Equalization Plan, and the Defined Contribution Plan. Mr. Stephens will also participate in the Company’s Senior Executive Enhanced Life Insurance Program (the “SEELIP”). The Company shall pay the premiums on the SEELIP. The insurance policy shall be owned by Mr. Stephens and shall have a death benefit equal to four times his salary. The Company shall gross up Mr. Stephens for any income tax attributable to the premiums paid by the Company in accordance with the SEELIP.

Mr. Francis C. Boyle, Jr., who has been serving as the Acting Chief Financial Officer in addition to his role as Vice President, Controller, will continue with the Company as Vice President, Finance and Chief Accounting Officer.

Item 7.01.	Regulation FD Disclosure.

On January 12, 2009, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the appointment of Mr. Stephens to the position of Senior Vice President, Finance and Chief Financial Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press release issued by the Company on January 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2009	BARNES GROUP INC.
(Registrant)

By: /s/ Signe S. Gates
Signe S. Gates Senior Vice President, General Counsel and Secretary

Exhibits

99.1	Press release issued by the Company on January 12, 2009